                                                                  Exhibit 10.26
                                                                  -------------
                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT is made as of February 9, 1998, by and between Cormier Equipment Corporation, a Maine corporation (the "Seller") and
                                                                 ------
NES Acquisition Corp., a Delaware corporation (the "Purchaser").  The Seller and
                                                    ---------
the Purchaser are referred to herein collectively as the "Parties" and
                                                          -------
individually as a "Party."
                   -----

          WHEREAS, the Seller is engaged in the equipment rental business (the

"Business"); and
---------

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, substantially all of the Seller's business, assets and properties (operating as a going concern) constituting the Business and certain associated liabilities.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  For purposes hereof, the following terms, when used
               -----------
herein with initial capital letters, shall have the respective meanings set forth herein:

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Asset Purchase Agreement, including all
           ---------
Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "Baseline Net Asset Value" means $9,188,900.
           ------------------------

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which commercial banks are authorized or required to close under the laws of the United States.

          "Cash" means cash, cash equivalents and marketable securities
           ----
(including, without limitation, all money market accounts, mutual fund accounts and repurchase agreements).

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Confidential Information" means all information concerning the
           ------------------------
business and affairs of the Seller that is not already generally available to the public.

          "Environmental Affiliates" of any Person means, with respect to any
           ------------------------
particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Seller, any Subsidiary or any Stockholder or any Environmental Affiliate of the Seller, any Subsidiary or any Stockholder arising under any Environmental and Safety Requirement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means, as at December 31, 1996, United States generally
           ----
accepted account ing principles, consistently applied in accordance with the accounting policies reflected in the Financial Statements, to the extent such accounting policies comply with United States generally accepted accounting principles.

          "Knowledge" (whether or not such term is capitalized) of the Seller
           ---------
means the knowledge of Joseph Y. Cormier, Roger E. Jarvais, or Phillip G. James (the Seller's directors and key executives) after reasonable inquiry by one or more of them.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, whether accrued, current, long term or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; and (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss.

          "Insider" means, any officer, director, stockholder, partner or
           -------
Affiliate, as applicable, of the Seller or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Seller or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Seller or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Loss" means, with respect to any Person, any damage, liability,
           ----
demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, results of operations, employee relations, customer or supplier relations, or assets of the Seller and its Subsidiaries taken as a whole.

          "NES" means National Equipment Services, Inc., a Delaware corporation
           ---
and parent of the Purchaser.

          "Net Asset Value" means, as of a given time, (i) the book value of the
           ---------------
Acquired Assets at such time, determined in accordance with GAAP as applied in a manner consistent with the Latest Balance Sheet (to the extent the Latest Balance Sheet was prepared in accordance with GAAP), minus (ii) the book value of the Assumed Liabilities at such time, determined in accordance with GAAP as applied in a manner consistent with the Latest Balance Sheet (to the extent the Latest Balance Sheet was prepared in accordance with GAAP).

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Seller's or any of its Subsidiaries' business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Permitted Liens" means (a) statutory liens for current taxes or other
           ---------------
governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Seller and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics, carriers workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Business; (c) zoning, entitlement, building and other land use laws, ordinances and regulations imposed by governmental agencies having jurisdiction over the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is used in connection with the Business; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is used in connection with the Business, and matters determined to be Permitted Liens pursuant to Section 3.1 hereof, if any; (e) Liens with respect to Indebtedness being repaid at or prior to the Closing by the Purchaser pursuant to Section 2.3(a) below or by the Seller; (f) Liens incurred or deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance and other types of social security benefits, or to secure the performance of statutory obligations, surety and appeal bonds and other similar obligations; (g) precautionary filings under the Uniform Commercial Code by bailors, operating lessors and consignors; (h) Liens identified on the "Additional Permitted Liens
                                                     --------------------------
Schedule" attached hereto; (i) mortgages and other Liens encumbering fee title
--------
to the Leased Real Property that do not arise by, through or under the Seller; and (j) with respect to any parcel of Leased Real Property as to which the Purchaser exercises an option to purchase or otherwise acquires fee title subsequent to Closing, all matters affecting title to the parcel and all matters which an accurate survey and inspection would show (the Purchaser having elected not to obtain Title Commitments and Surveys for the Leased Real Property pursuant to Section 3.1).
 .
          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Proprietary Rights" means all (i) patents, patent applications,
           ------------------
patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos, internet domain names and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Release" has the meaning set forth in CERCLA.
           -------

          "Stockholders" means the stockholders of the Seller.
           ------------

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity. Although there are numerous references throughout this Agreement to phrase "the Seller and its Subsidiaries" and other phrases of similar import, in the event the Seller does not have any Subsidiaries, then such phrases shall be deemed to be references to solely the Seller.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

           1.2 Other Definitional Provisions.
               -----------------------------

          (a) Accounting Terms.  Accounting terms which are not otherwise
              ----------------
defined in this Agreement have the meanings given to them under GAAP as applied in accordance with the accounting policies reflected in the Financial Statements (to the extent such accounting policies comply with GAAP). To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b) "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
               ------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c) Successor Laws.  Any reference to any particular Code section or
              --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

          1.3  Cross Reference of Other Definitions.  Each capitalized term
               ------------------------------------
listed below is defined in the corresponding Section of this Agreement:

Term                                                  Section
----                                                  -------
Accounts Receivable                                   2.3(d)
Allocation                                            9.13
Acquired Assets                                       2.1(a)
Actual Net Asset Value                                2.3(b)
Agreement                                             Preface
Applicable Limitation Date                            8.1
Assumed Liabilities                                   2.1(c)
Basket                                                8.2(b)(ii)
breaching party                                       7.1(b)
Business                                              Recitals
Cap                                                   8.2(b)(iii)
Cash Portion                                          2.2
Closing                                               2.5(a)
Closing Date                                          2.5(a)
Closing Review                                        2.3(b)
Closing Transactions                                  2.5(b)
COBRA                                                 5.18(a)
Continuing Employees                                  9.11(b)
Cormier Employment Agreement                          3.1(k)
Draft Balance Sheet                                   2.3(b)
Equipment Purchase Agreement                          3.1(n)
ERISA                                                 5.18(a)
Excluded Assets                                       2.1(b)
Excluded Employees                                    9.11(b)
Excluded Liabilities                                  2.1(d)
Financial Statements                                  5.6(a)
Firm                                                  2.3(b)
Holdback                                              2.2
HSR Act                                               3.1(d)
Improvements                                          5.10(e)
Indemnified Party                                     8.2(e)
Indemnifying Party                                    8.2(e)

James Employment and Noncompetition Agreement         3.1(l)
Jarvais Employment and Noncompetition Agreement       3.1(l)
Latest Balance Sheet                                  5.6(a)
Leased Real Property                                  5.10(b)
Leases                                                5.10(b)
Licenses                                              5.16
Noncompete Period                                     9.10(a)
Objection Notice                                      2.3(b)
Owned Real Property                                   5.10(a)
Party                                                 Preface
Pending Claim                                         2.4
Plans                                                 5.18(a)
Prime Rate                                            2.2
Purchase Price                                        2.2
Purchaser                                             Preface
Purchaser Parties                                     8.2(a)
Real Property                                         2.1(a)(vi)
Real Property Permits                                 5.10(f)
Real Property Purchase Agreement                      3.1(m)
Receivables Determination Date                        2.3(d)
Remaining Holdback                                    2.4
Seller                                                Preface
Seller Parties                                        8.2(c)
Stock Transfer Agreement                              3.1(o)
Surveys                                               3.1(q)
terminating party                                     7.1(b)
Title Commitments                                     3.1(p)(i)
Title Defect                                          3.1(p)(i)
Title Insurer                                         3.1(p)(i)
Title Notice                                          3.1(p)(i)
Title Policies                                        3.1(p)(ii)
Unassigned Contracts                                  9.14
Uncollected Receivable Amount                         2.3(d)
WARN                                                  5.17


                                  ARTICLE II
         PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES; CLOSING
         -------------------------------------------------------------

           2.1 Purchase and Sale.
               -----------------

          (a) Acquired Assets.  Upon the terms and subject to the conditions set
              ---------------
forth in this Agreement, at the Closing the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, all properties, assets, rights and interests of every kind and nature, whether tangible or intangible, and wherever located and by whomever possessed, owned by the Seller or in which the Seller has an interest as of the Closing Date, except as set forth in
Section 2.1(b) below (collectively, the "Acquired Assets"), including, without
                                         ---------------
limitation:

               (i) all accounts and notes receivables (whether current or noncurrent);

               (ii)  all Cash, securities and other investments;

               (iii) all Proprietary Rights, along with all income, royalties, damages and payments due or payable as of the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world;

               (iv) all of the Seller's rights existing under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, accounts receivable, other agreements and business arrangements, including, without limitation, all contracts and agreements described on the Contracts Schedule attached hereto, except for those
                      ------------------
     contracts listed on the Excluded Contracts Schedule attached hereto;
                             ---------------------------

               (v) all rental equipment owned by the Seller wherever located;

               (vi) all real property owned or leased by the Seller, and all plants, buildings and other improvements located on such owned or leased property, and all easements, licenses, rights of way, and all appurtenances to such owned or leased property, including, without limitation, all appurtenant rights in and to public streets, whether or not vacated (collectively, the "Real Property");
                         -------------

               (vii) all leasehold improvements and all machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures, tools, dyes and furniture owned by the Seller wherever located, including, without limitation, all such items which are located in any building, warehouse, office or other space leased, owned or occupied by the Seller or used in connection with the Real Property;

               (viii) all inventories of work in process, semi-finished and finished goods, stores, replacement and spare parts, packaging materials, operating supplies, and fuels, owned by the Seller wherever located;

               (ix) all office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind wherever located, including, without limitation, all property of any kind located in any building, office or other space leased, owned or occupied by the Seller or in any warehouse where any of the Seller's properties and assets may be situated;

               (x) all prepayments and prepaid expenses;

               (xi) all vehicles owned or leased by the Seller wherever located;

               (xii) all of the Seller's claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (exclusive of those, if any, of the Seller against any person who is an existing or former stockholder, director or officer of the Seller, none of which are to be acquired by the Purchaser except to the extent reflected on the face of the Latest Balance Sheet);

               (xiii) the right to receive and retain mail, accounts receivable payments and other communications relating to the Business;

               (xiv) the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

               (xv) all lists, records and other information pertaining to accounts, personnel and referral sources, all lists and records pertaining to suppliers and customers; and all books, ledgers, files and business records of every kind; whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise;

               (xvi) all advertising, marketing and promotional materials and all other printed or written materials;

               (xvii) all permits, licenses, certifications and approvals from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies;

               (xviii) all telephone numbers (e.g. "800" numbers) used by the Seller;

               (xix) all goodwill as a going concern and all other intangible properties;

               (xx)  the name "Cormier Equipment Corporation"; and

               (xxi) except as specified in Section 2.1(b) below, all other property owned by the Seller, or in which it has an interest on the Closing Date, including, without limitation, all fixed assets included on the Latest Balance Sheet and any and all subsequent improvements or additions thereon through the Closing Date.

          (b) Excluded Assets.  Notwithstanding Section 2.1(a) above, the
              ---------------
following assets are expressly excluded from the purchase and sale contemplated hereby and, as such, are not Acquired Assets (collectively, the "Excluded
                                                                 --------
Assets"):
------

               (i) all monies to be received by the Seller from the Purchaser;

               (ii)  all rights of the Seller under this Agreement;

               (iii) all qualifications to do business as a foreign corporation;

               (iv) all arrangements with registered agents relating to foreign qualifications;

               (v) all taxpayer and other identification numbers;

               (vi) all seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; and

               (vii) the vehicles, boats and equipment listed on the attached Excluded Assets Schedule.
     ------------------------

          (c) Assumed Liabilities.  Subject to Section 2.1(d) below and except
              -------------------
as specifically set forth elsewhere in this Agreement, as additional consideration for the Acquired Assets, at the Closing the Purchaser will assume the following liabilities and obligations of the Seller (the "Assumed
                                                              -------
Liabilities"):
-----------

               (i) all accounts payable and accrued payroll and other expenses of the Seller which are set forth on the face of the Latest Balance Sheet or which are accrued or incurred by the Seller in the Ordinary Course of Business since the date of the Latest Balance Sheet; and

               (ii) all liabilities and obligations of the Seller pursuant to the real property leases to be assumed by the Purchaser and pursuant to executory contracts, orders and commitments which are described on the attached Contracts Schedule (other than any liability resulting from,
              ------------------
     arising out of, or relating to any breach thereof occurring at or prior to the Closing), except for the contracts listed on the Excluded Contracts
                                                          ------------------
     Schedule attached hereto, and all other Seller obligations with respect to
     --------
     all equipment in the rental fleet that is on rent from any other supplier, all equipment covered by operating leases in the Ordinary Course of Business, and all equipment on rent to third parties.

          (d) Excluded Liabilities.  Except as set forth in Section 2.1(c)
              --------------------
above, the Purchaser shall not assume or become liable for, and shall not be deemed to have assumed or have become liable for (i) any items set forth on the attached Specific Indemnity Schedule, and (ii) any of the Seller's liabilities
         ---------------------------
and obligations not expressly assumed by the Purchaser pursuant to Section 2.1(c) above, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and whether related to the Acquired Assets or otherwise, and regardless of when asserted, including, without limitation, any liabilities or obligations arising from or relating to the Acquired Assets or the Seller's operation of the Business prior to the Closing Date , including, without limitation, any liabilities or obligations for violations of applicable laws, regulations or ordinances, breaches of contracts, or infringements of rights of third parties, in each case to the extent occurring at or prior to the Closing. The "Excluded Liabilities"
                                                          --------------------
shall include all items referenced under clauses (i) and (ii) of this Section 2.1(d).

          2.2       PURCHASE PRICE FOR ACQUIRED ASSETS.  The aggregate purchase
                    ----------------------------------
price to be paid to the Seller for the Acquired Assets (the "Purchase Price")
                                                             --------------
will consist of the assumption by
the Purchaser of the Assumed Liabilities and the payment of $27,500,000, which amount shall be paid as follows: (a) the Purchaser shall deliver to the Sellers $26,125,000 (as adjusted pursuant to Section 2.3 below) in cash (as adjusted, the "Cash Portion"); and (b) the Purchaser shall maintain $1,375,000 in a book
     ------------
entry account of the Purchaser (the "Holdback"). The Holdback shall be available
                                     --------
to satisfy any amounts owing to the Purchaser pursuant to Section 2.3 and/or
Section 8.2. Interest shall accrue at the Prime Rate (as defined below) on the undistributed portion of the Holdback. The interest on the Holdback shall also be available to satisfy any amounts owing to the Purchaser pursuant to Section
2.3 and/or Section 8.2. For the purposes hereof, the "Prime Rate" shall mean the
                                                      ----------
rate of interest published as the "prime rate" in The Wall Street Journal,
                                                  -----------------------
Midwest Edition, on the Closing Date.

           2.3      Purchase Price Adjustments.
                    --------------------------

          (a) Closing Date Adjustments.  At the Closing, the Purchase Price will
              ------------------------
be decreased dollar-for-dollar by an amount equal to the amount necessary to discharge fully the then outstanding balance of the Seller's and its Subsidiaries' Indebtedness secured by any of the Acquired Assets (including, without limitation, prepayment penalties and premiums), in which case the Purchaser shall promptly apply such amount to payment of the Indebtedness. For these purposes, Indebtedness shall not be deemed outstanding at Closing if and to the extent that the Seller has made arrangement for payment thereof in accordance with Section 2.5(b)(iii) below.

          (b) Post-Closing Determination.  Within 90 days after the Closing
              --------------------------
Date, the Purchaser and its auditors will conduct a review (the "Closing
                                                                 -------
Review") of the Net Asset Value as of the close of business on the day before
------
the Closing Date and will prepare and deliver to the Seller a computation of the Net Asset Value as of the close of business on the day before the Closing Date (the "Draft Balance Sheet"). The Purchaser and its auditors will make available
      -------------------
to the Seller and its auditors all records and work papers used in preparing the Draft Balance Sheet. If the Seller disagrees with the computation of the Net Asset Value reflected on the Draft Balance Sheet, the Seller may, within thirty
(30) days after receipt of the Draft Balance Sheet, deliver a notice (an "Objection Notice") to the Purchaser setting forth the Seller's calculation of
-----------------
the Net Asset Value as of the close of business on the day before the Closing Date. The Purchaser and the Seller will use reasonable best efforts to resolve any disagreements as to the computation of the Net Asset Value, but if they do not obtain a final resolution within thirty (30) days after the Purchaser has received the Objection Notice, the Purchaser and the Seller will jointly retain an independent accounting firm of recognized national standing (the "Firm") to
                                                                     ----
resolve any remaining disagreements. For these purposes, an accounting firm shall not be considered "independent" if such firm (or any Affiliate thereof) has performed services during the past four years for either Party or its principal stockholders. If the Purchaser and the Seller are unable to agree on the choice of the Firm, then the Firm will be a so-called "big-six" accounting firm (or successor thereof) selected by lot (after excluding one firm designated by the Purchaser and one firm designated by the Seller). The Purchaser and the Seller will direct the Firm to render a determination within 30 days of its retention. The Purchaser and the Seller and their respective agents will cooperate with the Firm during its engagement. The Firm's determination will be based solely on presentations by the Purchaser and the Seller (i.e., not on independent review), and on the definition of the Net Asset Value included herein. The determination of the Firm will be conclusive and binding upon the Purchaser and the Seller. The Purchaser and the Seller shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The amount of the Net Asset Value, as finally determined pursuant to this Section 2.3(b), is referred to herein as the "Actual Net Asset Value."
                  ----------------------

          (c)  Post-Closing Adjustment.
               -----------------------

          (i) Payment by the Purchaser.  If the Actual Net Asset Value is
              ------------------------
     greater than the Baseline Net Asset Value, the Purchaser will, within five
     (5) Business Days after the determination thereof, pay to the Seller an amount equal to the excess of the Actual Net Asset Value over the Baseline Net Asset Value. Such payment will be made by wire transfer or delivery of other immediately available funds.

          (ii) Payment by the Seller.  If the Actual Net Asset Value is less
               ---------------------
     than the Baseline Net Asset Value, the Seller will, within five (5) Business Days after the determination thereof, pay to the Purchaser an amount equal to the excess of the Baseline Net Asset Value over the Actual Net Asset Value. Such payment will be made by wire transfer or delivery of other immediately available funds.

          (iii)  Dispute.  If, pursuant to Section 2.3(b) above, there is a
                 -------
     dispute as to the final determination of the Actual Net Assets, the Purchaser and the Seller shall promptly pay to the other, as appropriate, such amounts as are not in dispute, pending final determination of such dispute pursuant to Section 2.3(b).

          (d) Accounts Receivable Adjustment.  Notwithstanding anything herein
              ------------------------------
to the contrary, and in addition to any other adjustments set forth in this Agreement, the Purchase Price will be reduced dollar-for-dollar by the aggregate amount of the gross notes and accounts receivable of the Seller in existence as of the Closing included in the Acquired Assets (the "Accounts Receivable"),
                                                     -------------------
which are uncollected by the Purchaser (the "Uncollected Receivables Amount") as
                                             ------------------------------
of the 115th day following the Closing Date (the "Receivables Determination
                                                  -------------------------
Date"); provided, however, that the Uncollected Receivables Amount shall be
----    --------  -------
reduced by any amount accrued or reserved against the Net Asset Value for doubtful accounts. If there is an Uncollected Receivables Amount, the Purchaser shall be entitled to receive the Uncollected Receivables Amount from the Holdback within two (2) Business Days after the Receivables Determination Date; provided, however, that if the amount then left in the Holdback is less than the amount of the Uncollected Receivables Amount, the Seller shall pay to the Purchaser, within two (2) Business Days after the Receivables Determination Date, the amount by which the Holdback is less than Uncollected Receivables Amount by wire transfer or delivery of other immediately available funds. The Purchaser will attempt to collect the Accounts Receivable in the Ordinary Course of Business (i.e., the Purchaser will use the same level of diligence in its collection efforts after the Closing as the Seller used prior to the Closing). The Purchaser shall not be required to take any action out of the Ordinary Course of Business to collect any of the Accounts Receivable (i.e., the Purchaser will not be required to use a level of diligence in its collection efforts after the Closing in excess of that of the Seller prior to the Closing). To the extent that the Purchaser has not collected the full amount of the Accounts Receivable and the Purchaser has been compensated therefor in accordance with this Section 2.3(d), the Purchaser shall assign any such uncollected Accounts Receivable to the Seller.

At the request of the Seller, the Purchaser shall promptly inform the Seller as to the collection status of all Accounts Receivables and the collection efforts employed by the Purchaser.

          2.4  DISTRIBUTION OF HOLDBACK.  On the 120th day after the Closing
               ------------------------
Date, the Purchaser shall pay to the Seller an amount equal to the amount of the Holdback (together with all accrued but undistributed interest thereon), if any, remaining after (i) all amounts owing to the Purchaser pursuant to Section 2.3 have been satisfied and (ii) all claims of the Purchaser under Section 8.2 which have theretofore been finally resolved have been satisfied (the "Remaining
                                                                 ---------
Holdback") less any amount for which the Purchaser claims, prior to such 120th
--------
day, that it is entitled to receive indemnification pursuant to Section 8.2 (each, a "Pending Claim"). As soon as practicable following final resolution of
          -------------
all Pending Claims, the Purchaser shall pay to the Seller an aggregate amount equal to the portion, if any, of the Holdback (together with all accrued but undistributed interest thereon) which remains after payment of the Remaining Holdback and final resolution of all Pending Claims.

           2.5      Closing Transactions.
                    --------------------

          (a)  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis,
                -------
200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on the Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Seller; provided that in any event, if the Purchaser's senior lenders require that the Closing take place at the offices of their attorneys, the Parties agree that the Closing shall take place at such offices. The date and time of the Closing are herein referred to as the "Closing Date."
 ------------

          (b) Closing Transactions.  Subject to the conditions set forth in this
              --------------------
Agreement, the Parties shall consummate the following transactions (the "Closing
                                                                         -------
Transactions") on the Closing Date:
------------

          (i) the Seller shall convey to the Purchaser good title to all of the Acquired Assets, free and clear of all Liens other than Permitted Liens, and deliver to the Purchaser special warranty deeds for the Owned Real Property (or the reasonable equivalent used in the state in which the Owned Real Property is located), bills of sale, assignment of leases and contracts and all other instruments of conveyance which are necessary or desirable to effect transfer of the Acquired Assets, in form and substance reasonably satisfactory to the Purchaser;

          (ii) the Purchaser shall deliver to the Seller such instruments of assumption as are necessary or desirable, in form and substance satisfactory to the Seller, in order for the Purchaser to assume the Assumed Liabilities;

          (iii) the Seller shall repay, or cause to be repaid, all amounts necessary to discharge fully the then outstanding balance of the Seller's Indebtedness (including, without limitation, prepayment penalties and premiums) by wire transfer of immediately available funds as directed by the holders of such Indebtedness at or prior to the Closing, and the Seller shall deliver to the Purchaser all appropriate payoff letters and shall make arrangements reasonably satisfactory to the Purchaser for such holders to deliver all related lien releases and canceled notes at the Closing;

          (iv) the Purchaser shall deliver to the Seller the Cash Portion of the Purchase Price by wire transfer of immediately available funds; and

          (v) the Seller and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III.


                                  ARTICLE III
                             CONDITIONS TO CLOSING
                             ---------------------

          3.1       Conditions to the Purchaser's Obligations.  The obligation
                    -----------------------------------------
of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing
Date:

          (a) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Seller to the Purchaser pursuant to Sections 4.1(g) or 5.24 hereof); provided that mere changes in interest rates or general economic or market conditions over which the Seller has no control shall not be deemed to constitute events which cause such representations and warranties to not be true and correct in all material respects;

          (b) The Seller shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All consents by third parties that are required for the transfer of the Acquired Assets to the Purchaser and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Seller or any of its Subsidiaries is a party shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Assets to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Purchaser and the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been
                                           -------
terminated;

          (e) The purchase of Acquired Assets by the Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the Purchaser is subject, provided, however, that this condition shall
                                   --------  -------
not apply to those prohibitions, penalties, liabilities, or onerous conditions that arise from a willful or knowing breach or violation by the Purchaser;

          (f) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would in any material respect prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or affect the right of the Purchaser to own, operate or control the Acquired Assets, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (g) Since the date hereof, there shall have been no Material Adverse Effect, other than changes in interest rates or general economic or market conditions over which the Seller has no control;

          (h) Payoff letters with respect to all of the Seller's and its Subsidiaries' Indebtedness outstanding as of the Closing and releases of any and all associated Liens, including appropriate UCC termination statements, held by third parties against the Acquired Assets shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (i) The Purchaser shall have received an opinion, dated the Closing Date, of Verrill & Dana, counsel to the Seller, in form and substance satisfactory to the Purchaser to the effect that the Seller is duly incorporated and in good standing in the State of Maine and that the Transaction Documents to which the Seller is a party have been duly authorized by all necessary action of its directors and stockholders and that the Transaction Documents to which the Seller or certain of the Stockholders is a party have been duly executed and delivered by the Seller or such Stockholder, as the case may be;

          (j) On or prior to the Closing Date, the Seller shall have delivered to the Purchaser all of the following:

          (i) a certificate from the Seller in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a) through (h) have been satisfied;

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required to be delivered by the Seller in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Stockholders and the Seller's board of directors approving the transactions contemplated by this Agreement;

          (iv) certificates of the secretary of state of the State of Maine and any other state where the Seller or any of its Subsidiaries is qualified to do business providing that the Seller or such Subsidiary is in good standing;

          (v) landlord consents (if necessary) and estoppel certificates from the Seller's and any of its Subsidiaries' landlords in form and substance reasonably satisfactory to the Purchaser provided, however, if the Seller is unable to obtain an estoppel certificate from one or more landlords, the Seller shall deliver a seller's certificate in lieu thereof, which certificate shall be in form and substance reasonably satisfactory to the Purchaser; and

          (vi) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby;

          (k) Joseph Y. Cormier and the Purchaser shall have entered into an agreement relating to his employment with the Purchaser substantially in the form of Exhibit A attached hereto, and such employment agreement shall be in
        ---------
full force and effect (the "Cormier Employment Agreement");
                            ----------------------------

          (l) Each of Roger E. Jarvais and Phillip G. James and the Purchaser shall have entered into an agreement relating to his employment with the Purchaser and his agreement not to compete with the Purchaser, substantially in the form of Exhibits B-1 and B-2 attached hereto, and such employment agreements
            --------------------
shall be in full force and effect (the "Jarvais Employment and Noncompetition
                                        -------------------------------------
Agreement" and "James Employment and Noncompetition Agreement", respectively);
---------       ---------------------------------------------

          (m) The Purchaser and each of the owners of the properties identified on Exhibit C attached hereto shall have entered into real property purchase
   ---------
agreements with respect to such properties substantially in the form of Exhibit
                                                                        -------
C attached hereto (the "Real Property Purchase Agreements"), and such Real
-                       ---------------------------------
Property Purchase Agreements shall be in full force and effect;

          (n) The Purchaser and The Walton Company shall have entered into an equipment purchase agreement substantially in the form of Exhibit D attached
                                                          ---------
hereto, and such equipment purchase agreement shall be in full force and effect (the "Equipment Purchase Agreement");
      ----------------------------

          (o) NES and the Stockholders who purchase shares of NES's capital stock at the Closing shall have entered into a stock transfer agreement substantially in the form of Exhibit E attached hereto (the "Stock Transfer
                             ---------                       --------------
Agreement"), and such Stock Transfer Agreement shall be in full force and
---------
effect; and

          (p)  Title Insurance.
               ---------------

          (i) The Purchaser, using reasonable diligence, shall have obtained, in preparation for Closing, a commitment for an ALTA Owner's Policy of Title Insurance for each parcel of Owned Real Property (the "Title Commitments") (to
                                                       -----------------
the extent that there are any search charges associated with obtaining the Title Commitments and such search charges do not exceed $1,500.00, the Purchaser, at its sole cost and expense, shall pay such search charges. In the event such search charges exceed $1,500.00, the cost and expense of such search charges in excess of $1,500.00 shall be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller), issued by a title insurer reasonably satisfactory to the Purchaser (the "Title Insurer"), in such amount
                                               -------------
as the Purchaser reasonably determines to be the fair market value (including all improvements thereon), committing to insure the Purchaser's interest in such parcel as of Closing, subject only to the Permitted Liens. The Purchaser shall provide the Seller with a copy of each Title Commitment promptly upon receipt of all of the Title Commitments for each parcel of Owned Real Property, and copies of all correspondence between the Purchaser or its attorneys with the Title Insurer related to the Title Commitments. The Purchaser shall have fifteen (15) days from the date on which the Purchaser or its counsel receives the Title Commitments and Surveys (as hereinafter defined) (the fifteen (15) days shall not start to run until the Purchaser or its counsel shall have received a Title Commitment and Survey (as hereinafter defined) for each of the parcels of Owned Real Property) to provide written notice to the Seller (the "Title Notice") of
                                                             ------------
title defects or encumbrances affecting the Real Property other than the Permitted Liens (the "Title Defects"). To the extent that the Purchaser, in its
                      -------------
Title Notice, does not object to a Title Defect, such Title Defect shall be included in the term "Permitted Liens" as used herein. The Seller shall notify the Purchaser, within fifteen (15) days after receipt of the Title Notice, whether the Seller agrees to cure or remove (or cause the cure or removal of) any Title Defects prior to or on the date of Closing, and the Seller shall have until the Closing, at its sole cost and expense, to cure or remove any Title Defects that the Seller has agreed to cure or remove. For purposes of this Section, the Seller shall be deemed to have cured or remedied any Title Defect if the Title Insurer will remove the Title Defect from the Title Commitments or the Purchaser is able to obtain a commitment from the Title Insurer to issue an endorsement to the Purchaser's title insurance policy providing affirmative coverage for such Title Defect. The Seller shall not be obligated to cure or remove any Title Defects except for: (i) any mortgage or other security interest granted by the Seller; (ii) any uncontested lien with respect to monetary claims against the Seller for the payment of a readily ascertainable amount; or (iii) any contested lien (a lien shall be deemed "contested" if the Company in good faith disputes the validity or size of the underlying claim in an amount equal to or less than $100,000.00) with respect to any claim against the Seller, if such lien may be removed prior to Closing by payment of the lien or the posting of a bond or other security satisfactory to the Title Insurer so that the Title Insurer would be willing to remove (or endorse over) such lien from the Title Policy. If the Seller elects not to cure any one of the Title Defects listed in the Purchaser's Title Notice (except those Title Defects listed in the preceding sentence for which the Seller has an affirmative obligation to remove) and the Seller has so notified the Purchaser in writing of such election within the above-stated time limits, the Purchaser shall, within fifteen (15) days of receiving such written notice, provide the Seller with written notice that it either: (1) elects to terminate this Agreement, whereupon all obligations of the parties hereunder shall cease except with respect to provisions that specifically survive the termination of this Agreement, (2) elects first to cure or remedy the Title Defect itself, whereby the Seller shall reasonably cooperate with the Purchaser or the Title Insurer, at the sole cost and expense of the Purchaser, and execute any documents reasonably requested by the Title Insurer (such as factual affidavits which do not contain indemnities) to remove or to remedy the Title Defect provided such documents do not impose any liabilities or costs on the Seller; provided, however, if the Purchaser is unable, using reasonable diligence, to remove or to remedy the Title Defect within thirty (30) days of providing the Seller with its notice that it intends to remedy or to remove the Title Defect itself, the Purchaser shall elect, within said thirty
(30) days, either: (i) to terminate this Agreement by providing written notice to the Seller in accordance with clause (1) above or (ii) to accept the Title Defects in accordance with clause (3) below or (3) elects to accept title to the Owned Real Property subject to the Title Defects without any right to damages, in which case the specific Title Defects listed in the Seller's written notice of Title Defects which the Seller elects not to cure shall be deemed to be Permitted Liens (as that term is used hereunder);

          (ii) The Purchaser, using reasonable diligence, shall have received title insurance policies or mark-ups of the Title Commitments in a so-called "New York" style closing (the "Title Policies") on or before the Closing, from
                               --------------
the Title Insurer based upon the Title Commitments. The cost and expense of such Title Policies and the cost and expense of any search charges in excess of $1,500.00, to be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller. Each such Title Policy will be dated as of the date of closing and (a) insure title to the applicable parcels of real estate and all recorded easements benefitting such parcels, subject only to Permitted Liens,
(b) to the extent available from the Title Insurer in the applicable jurisdiction contain the following endorsements: (i) "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (ii) ALTA Zoning Endorsement 3.1, with parking (or equivalent), (iii) an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to such parcel, (iv) an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct pedestrian and vehicular access to such street from such parcel, (v) if the real estate covered by such policy consists of more than one record parcel, a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (vi) a tax number endorsement and (vii) such other endorsements as the Purchaser's lender may reasonably request; and

          (iii) The Purchaser shall have received from the Seller executed owner's affidavits for the Owned Real Property as reasonably required by the Title Insurer to insure over general exceptions for parties in possession, mechanics' and materialmens' liens and unrecorded liens for taxes and assessments other than taxes and assessments not yet due and payable as of the Closing. The Purchaser also shall have obtained, using reasonable diligence, if required by the Title Insurer, so-called "utility letters" in sufficient form to allow for the Title Insurer to insure over exceptions for easements or claims of easements not shown by the public records, and the Seller shall reasonably cooperate with the Purchaser with respect to obtaining such utility letters at no cost to the Seller other than the reasonable costs of legal review and administrative costs; and

          (q) The Purchaser shall have obtained, using reasonable diligence, in preparation for the Closing, current surveys of each parcel of Owned Real Property, prepared by a licensed surveyor, reasonably satisfactory to the Purchaser, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys ("Surveys"), and such standards as the Title Insurer
                           -------
may require as a condition to the removal of any survey exceptions from the Title Policy, and certified to the Seller, the Purchaser, the Purchaser's lender and the Title Insurer in a form satisfactory to such parties. The Purchaser shall provide the Seller with a copy of each Survey promptly upon receipt of all of the Surveys for the Owned Real Property, and copies of all correspondence between the Purchaser or its attorneys with the surveyor. The Survey shall disclose the location of all Improvements, plottable easements, party walls, sidewalks, roadways, utility lines (to the extent observable from the surface) and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item Nos. 1-4 and 6-14. The Purchaser shall have fifteen (15) days from the date on which the Purchaser or its counsel receives the Surveys and the Title Commitments (the fifteen (15) days shall not start to run until the Purchaser or its counsel shall have received a Title Commitment and a Survey for each of the parcels of Owned Real Property) to provide written notice to the Seller (the "Survey Notice") of any encroachments,
                                           -------------
boundary problems, zoning problems, entitlement problems, building and other land use law problems, violations of ordinances or regulations imposed by governmental agencies having jurisdiction over the Real Property which is the subject of the Survey or other survey defects affecting the Real Property other than the Permitted Liens (the "Survey Defects"). To the extent that the
                               --------------
Purchaser, in its Survey Notice, does not object to a Survey Defect, such Survey Defect shall be included in the term "Permitted Liens" as used herein. The Seller shall notify the Purchaser, within fifteen (15) days after receipt of the Survey Notice, whether or not the Seller is willing to cure or to remove (or cause the cure or removal of) any Survey Defects prior to or on the date of Closing, and the Seller shall have until the Closing to cure or remove any Survey Defects that the Seller has agreed to cure or remove. For purposes of this Section, the Seller shall be deemed to have cured or remedied any Survey Defect if the Title Insurer will remove it from the Title Commitments or the Purchaser is able to obtain a commitment from the Title Insurer to issue an endorsement to the Purchaser's title insurance policy providing affirmative coverage for such Survey Defect. If the Seller elects not to cure any Survey Defects and the Seller has so notified the Purchaser in writing within the above-stated time limits, the Purchaser shall, within fifteen (15) days of receiving such written notice, provide the Seller with written notice that it either: (1) elects to terminate this Agreement, whereupon all obligations of the parties hereunder shall cease except with respect to provisions that specifically survive the termination of this Agreement, (2) elects first to cure or remedy the Survey Defect itself, whereby the Seller shall reasonably cooperate with the Purchaser or the Title Insurer, at the sole cost and expense of the Purchaser, and execute any documents reasonably requested by the Title Insurer (such as factual affidavits which do not contain indemnities) to remove or to remedy the Survey Defect provided such documents do not impose any liabilities or costs on the Seller; provided, however, if the Purchaser is unable, using reasonable diligence, to remove or to remedy the Survey Defect within thirty (30) days of providing the Seller with its notice that it intends to remedy or to remove the Survey Defect itself, the Purchaser shall elect, within said thirty (30) days, either: (i) to terminate this Agreement by providing written notice to the Seller in accordance with clause (1) above or
(ii) to accept the Survey Defects in accordance with clause (3) below or or (3) elects to accept title to the Owned Real Property subject to the uncured Survey Defects without any right to damages, in which case the specific Survey Defects listed in the Seller's written notice of Survey Defects which the Seller elects not to cure shall be deemed to be Permitted Liens (as that term is used hereunder). The cost and expense of such Surveys to be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller.

          (r) Seller shall have executed an assignment of lease of the real property located at 609 Airport Road, Lawrenceville, Georgia and listed on Leases Schedule attached hereto. The form of the assignment of lease shall be
---------------
reasonably acceptable to Purchaser and Purchaser shall have all of the same rights and obligations as Seller under the current lease with WASCOD Partners V including, without limitation, that the term of the lease shall expire on December 31, 1998 and the monthly rent shall be Three Thousand Three Hundred and 00/100 Dollars ($3,300.00). The assignment of lease shall be expressly consented to by WASCOD Partners V. Purchaser shall have the option to extend such lease for two (2) months. Such lease shall be assignable by WASCOD Partners V.

          (s) WASCOD Partners VII (the fee simple owner of the real property located at 1010 Commercial Drive, Interstate Commercial Park, Brunswick, Georgia (the "Brunswick Property") and listed on Leases Schedule attached hereto) shall
      ------------------                 ---------------
have executed a lease of the Brunswick Property with the Purchaser. The terms of the lease of the Brunswick Property shall be reasonably satisfactory to Purchaser including, without limitation, that: (i) the term of the lease shall be for three (3) years, (ii) the monthly rent for the first (1st) lease year shall be the lesser of: (x) the fair market rental value of the Brunswick Property as determined by the parties or, if the parties cannot agree, as determined by a licensed real estate appraiser or (y) Four Thousand Two Hundred Fifty-Five and 00/100 Dollars ($4,255.00), (iii) the monthly rental for each additional lease year shall be adjusted pursuant to a standard consumer price index escalation clause, (iv) the lease shall be on other terms and conditions which are custom and standard in the area in which the Brunswick Property is located, and (v) the lease shall be assignable by WASCOD Partners VII.


Any condition specified in this Section 3.1 may be waived by the Purchaser; provided that no such waiver shall be effective against the Purchaser unless it is set forth in a writing executed by the Purchaser.

          3.2       Conditions to the Seller's Obligation.  The obligation of
                    -------------------------------------
the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article VI shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Purchaser to the Seller pursuant to Sections 4.3(a) and 6.7 hereof);

          (b) The Purchaser shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Assets to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Seller and the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

          (d) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would, in any material respect, prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or affect the right of the Purchaser to own, operate or control the Acquired Assets, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (e) The Purchaser and Joseph Y. Cormier shall have entered into the Cormier Employment Agreement;

          (f) The Purchaser and each of the owners of the properties identified on Exhibit C attached hereto shall have entered into the Real Property Purchase
   ---------
Agreements, and such Real Property Purchase Agreements shall be in full force and effect;

          (g) The Purchaser and The Walton Company shall have entered into the Equipment Purchase Agreement, and such Equipment Purchase Agreement shall be in full force and effect;

          (h) On or prior to the Closing Date, the Purchaser shall have delivered to the Seller all of the following:

          (i) a certificate from the Purchaser in a form reasonably satisfactory to the Seller, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d), inclusive, have been satisfied;

          (ii) certificates of the secretary of state of the State of Delaware providing that the Purchaser is in good standing;

          (iii) certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement;

          (iv) such other documents or instruments as the Seller may reasonably request to effect the transactions contemplated hereby; and

Any condition specified in this Section 3.2 may be waived by the Seller; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Seller.


                                  ARTICLE IV
                           COVENANTS PRIOR TO CLOSING
                           --------------------------

          4.1       AFFIRMATIVE COVENANTS OF THE SELLER. Prior to the Closing,
                    -----------------------------------
unless the Purchaser otherwise agrees in writing and except as expressly contemplated by this Agreement, the Seller and each of its Subsidiaries shall, except as described on the Permitted Pre-Closing Covenant Exceptions Schedule
                           --------------------------------------------------
attached hereto:

          (a) conduct its business and operations only in the Ordinary Course of Business;

          (b) keep in full force and effect its corporate existence and all rights, franchises and intellectual property relating or pertaining to its business and use its reasonable best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) use its reasonable best efforts to carry on the business of the Seller and of each of its Subsidiaries in the same manner as presently conducted and to keep the Seller's and each of its Subsidiaries' business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (d) maintain the material assets of the Seller and each of its Subsidiaries in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Seller and the Purchaser;

          (e) encourage employees to continue their employment with the Purchaser and its Subsidiaries after the Closing;

          (f) maintain the books, accounts and records of the Seller and each of its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (g) promptly (once the Seller obtains knowledge thereof) inform the Purchaser in writing of any material variances from the representations and warranties contained in Article V hereof or any material breach of any covenant hereunder by the Seller;

          (h) cooperate with the Purchaser and use reasonable best efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations); provided, however, that the Seller shall have no greater obligation with resect to title and survey issues than the Seller's obligations as set forth in Sections 3.1(p) and 3.1 (q);

          (i) use reasonable best efforts to obtain all third party and governmental approvals and consents necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to the Purchaser's obligations hereunder to be satisfied;

          (j) maintain the existence of and use reasonable best efforts to protect all material Proprietary Rights used in the business of the Seller and each of its Subsidiaries;

          (k) maintain the existence of and protect all of the material governmental permits, licenses, approvals and other authorizations of the business of the Seller and each of its Subsidiaries;

          (l) comply in all material respects with all applicable laws, ordinances, and regulations in the operation of the business of the Seller and each of its Subsidiaries; and

          (m) cooperate with the Purchaser in the Purchaser's investigation of the business and properties of the Seller and each of its Subsidiaries, to permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Seller and each of its Subsidiaries at reasonable hours, (ii) visit and inspect any of the properties of the Seller and each of its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Seller and each of its Subsidiaries with the directors, officers, partners, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Seller and each of its Subsidiaries. Any entry by the Purchaser or its authorized agents upon the premises of the Seller and its Subsidiaries shall be at the Purchaser's sole risk and expense; provided, further, that the Purchaser shall not create a nuisance, and shall restore any damage cause by its entry; provided, further, that the Purchaser shall defend, indemnify and hold the Seller and its Subsidiaries harmless from and against any and all claims, demands, liabilities, costs and expenses including, without limitation, reasonable attorneys' fees, arising out of or related to such entry and activities by the Purchaser, its agents, servants or its independent contractors. The foregoing indemnity shall survive the Closing and any termination of this Agreement.

          4.2       Negative Covenants of the Seller.  Prior to the Closing,
                    --------------------------------
unless the Purchaser otherwise agrees in writing and except as expressly contemplated by this Agreement, the Seller and each of its Subsidiaries shall not, except as described on the Permitted Pre-Closing Covenant Exceptions
                                -----------------------------------------
Schedule attached hereto:
--------

          (a) take any action that would require disclosure under Section 5.8;

          (b) make any loans, enter into any transaction with any Insider or make or grant any increase in any employee's or officer's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Seller or its Subsidiaries;

          (c) establish or, except in the Ordinary Course of Business, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Seller or its Subsidiaries;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons;

          (e) declare, pay, make or otherwise effectuate any dividends, bonuses, distributions, redemptions, equity repurchases or other transactions involving the Seller's or any of its Subsidiaries' capital stock or equity securities (except with respect to (i) dividends paid for the purpose of reimbursing any Stockholder for individual income tax liabilities related to the Seller or (ii) dividends relating to the accumulated adjustments account);

          (f) engage in any activity other than in the Ordinary Course of Business which would accelerate the collection of its accounts or notes receivable, delay the payment of its accounts payable, delay its capital expenditures, or reduce or otherwise restrict the amount of inventory on hand; or

          (g) sell, transfer, contribute, distribute, or otherwise dispose of any securities, capital stock or assets (other than marketable securities) of the Seller or of its Subsidiaries, or agree to do any of the foregoing, to any Person, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business.

           4.3      Covenants of the Purchaser.  Prior to the Closing, the
                    --------------------------
Purchaser shall:

          (a) promptly (once it obtains knowledge thereof) inform the Seller in writing of any variances from the representations and warranties contained in
Article VI or any breach of any covenant hereunder by the Purchaser;

          (b) cooperate with the Seller and use its reasonable best efforts to cause the conditions to the Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations); and

          (c) treat and hold as confidential all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Seller or destroy, at the request and option of the Seller, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, as applicable, or under its control, as applicable. In the event that the Purchaser is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Purchaser shall notify the Seller promptly of the request or requirement so that the Seller may seek an appropriate protective order or waive compliance with the provisions of this
Section 4.3(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Purchaser is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Purchaser may disclose the Confidential Information to the tribunal; provided that the Purchaser shall use its best efforts to obtain, at the request of the Seller, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Seller shall designate.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE SELLER
                             ---------------------

     As a material inducement to the Purchaser to enter into this Agreement, the Seller represents and warrants that:

          5.1       Organization and Corporate Power.  The Seller is a
                    --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maine and is qualified to do business in every jurisdiction in which it is required to be qualified. All jurisdictions in which the Seller is qualified to do business are set forth on the "Organization Schedule" attached
                                               ---------------------
hereto. The Seller has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Seller's and each of its Subsidiaries' articles of incorporation and by-laws have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Seller and each of its Subsidiaries have been furnished to the Purchaser. Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or by-laws.

          5.2       Authorization of Transactions.  The Seller and the
                    -----------------------------
Stockholders have full power and authority to execute and deliver the Transaction Documents to which they are a party and to consummate the transactions contemplated hereby and thereby. The Stockholders and the board of directors of the Seller have duly approved the Transaction Documents to which the Stockholders and the Seller are a party and have duly authorized the execution and delivery of such Transaction Documents and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Stockholders or the Seller are necessary to approve and authorize the execution and delivery of the Transaction Documents to which the Stockholders and the Seller are a party and the consummation of the transactions contemplated thereby. All Transaction Documents to which the Stockholders and the Seller are a party have been duly executed and delivered by the Stockholders and the Seller and constitute the valid and binding agreements of the Stockholders and the Seller, enforceable against the Stockholders and the Seller in accordance with their terms.

          5.3       Capitalization.  The authorized stock of the Seller consists
                    --------------
of 2,000,000 shares of Common Stock, par value $.10 per share, of which 588,000 shares are issued and outstanding, and are held of record and beneficially by the Stockholders in the amounts set forth on the Schedule of Stockholders.
                                                 ------------------------

          5.4       No Subsidiaries.  The Seller has no, and for the last ten
                    ---------------
years has not had any, Subsidiaries, and neither owns nor controls any equity interest in any other corporation, partnership, joint venture, or other business entity or any right to acquire such an interest.

          5.5       Absence of Conflicts.  Except as set forth on the "Conflicts
                    --------------------                               ---------
Schedule" attached hereto, the execution, delivery and performance of the
--------
Transaction Documents and the consummation of the transactions contemplated thereby by the Seller and each Stockholder do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of,
(b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Assets or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of the Seller or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Seller, any of its Subsidiaries or such Stockholder is bound or affected, or any law, statute, rule or regulation to which the Seller, any of its Subsidiaries or such Stockholder is subject or any judgment, order or decree to which the Seller, any of its Subsidiaries or such Stockholder is subject.

           5.6      Financial Statements and Related Matters.
                    ----------------------------------------

          (a) Financial Statements.  Attached hereto as the "Financial
              --------------------                           ---------
Statements Schedule" are copies of the Seller's and its Subsidiaries' (i)
-------------------
unaudited consolidated and consolidating balance sheet as of October 31, 1997 (the "Latest Balance Sheet") and the related statements of income and cash flows
      --------------------
for the ten-month period then ended and (ii) audited consolidated and consolidating balance sheets and statements of income and cash flows for the fiscal years ended December 31, 1996 and 1995. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial
                                                                    ---------
Statements") presents fairly the Seller's and its Subsidiaries' financial
----------
condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

          (b) Inventory.  The Seller's and its Subsidiaries' inventory, except
              ---------
as reflected in the reserves applicable to such inventory, is usable and saleable or rentable in the Ordinary Course of Business, and of merchantable quality. The Seller and each of its Subsidiaries has good title to such inventory, free and clear of all Liens (other than Permitted Liens).

          5.7       Absence of Undisclosed Liabilities.  Neither the Seller nor
                    ----------------------------------
any of its Subsidiaries has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under executory contracts or commitments described on the Contracts Schedule attached hereto or under executory contracts
                 ------------------
and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected or reserved against on the Latest Balance Sheet, and (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability).

          5.8       Absence of Certain Developments.  Except as set forth on the
                    -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
 ---------------------
this Agreement, since August 31, 1997, neither the Seller nor any of its Subsidiaries has:

          (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $50,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

          (c) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other of its equity securities;

          (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business or reflected on the Latest Balance Sheet;

          (e) subjected any portion of its properties or assets to any Lien (other than Liens that will be extinguished or released at Closing and Permitted Liens);

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to Stockholders or any Insider) a portion of its tangible assets, except for sales or leases of inventory in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to Stockholders or any Insider) any Proprietary Rights owned by, issued to or licensed to it or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all its rights in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (h) suffered any extraordinary losses or waived any rights of material value without fair consideration;

          (i) entered into, amended or terminated any material lease, contract, agreement or commitment, other than in the Ordinary Course of Business;

          (j) entered into any other material transaction except in the Ordinary Course of Business, or materially changed its business practices;

          (k) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (l) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (m) conducted its general cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

          (n) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $150,000;

          (o) made any loans or advances to, or guarantees for the benefit of, any Person;

          (p) made charitable contributions, pledges, association fees or dues in excess of $75,000; or

          (q) committed to do any of the foregoing.

          5.9       Assets.  Except as set forth on the attached "Assets
                    ------                                        ------
Schedule," the Seller and each of its Subsidiaries have good and marketable
--------
title to, or a valid leasehold interest in, the prop erties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Liens to be discharged at or before Closing and Permitted Liens and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet. Except as described on the Assets Schedule, the Seller's and each of its
                                   ---------------
Subsidiaries' equipment and other tangible assets are, in operating condition (ordinary wear and tear excepted) and are fit for use in the Ordinary Course of Business. The Acquired Assets constitute all of the assets and rights necessary for the conduct of the Business as it is presently conducted.

           5.10     Title to Properties.
                    -------------------

          (a) Owned Properties.  The "Owned Real Property Schedule" attached
              ----------------        ----------------------------
hereto sets forth a list of all real property owned by the Seller (collectively, the "Owned Real Property"). To the knowledge of the Seller (without
     -------------------
investigating title) with respect to each such parcel of Owned Real Property, except as set forth in the Owned Real Property Schedule: (i) such parcel is free and clear of all encumbrances, except Permitted Liens; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and
(iii) there are no outstanding options or rights of first refusal to purchase such parcel (other than the right of the Purchaser pursuant to this Agreement), or any portion thereof or interest therein. To the knowledge of the Seller (without investigating title) the current use of the Owned Real Property does not violate in any material respect any instrument of record or agreement affecting such Owned Real Property. To the knowledge of the Seller (without investigating title) there is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Owned Real Property that materially adversely affects such real property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Owned Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a significant adverse effect on the operation of the Seller's business. The Purchaser hereby agrees that none of the representations and warranties contained in this Section 5.10(a) or the last two sentences of 5.10(e) shall survive the Closing.

          (b) Leased Properties.  The "Leases Schedule" sets forth a list of all
              -----------------        ---------------
of the leases and subleases (the "Leases") and each leased and subleased parcel
                                  ------
of real property in which the Seller or any of its Subsidiaries has a leasehold and subleasehold interest (the "Leased Real Property"). To the knowledge of the
                                --------------------
Seller (without investigating title) each of the Leases is in full force and effect and the Seller or its Subsidiary holds a valid and existing leasehold or subleasehold interest under each of the Leases. The Seller has delivered to the Purchaser true, correct, complete and accurate copies of each of the Leases described in the Leases Schedule. With respect to each Lease listed on the
                 ---------------
Leases Schedule:  (i) to the knowledge of the Seller (without investigating
---------------
title) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) to the knowledge of the Seller (without investigating title) the Lease will be legal, valid, binding, enforceable and in full force and effect on identical terms as of the Closing; (iii) neither the Seller nor, to the knowledge of the Seller, any other party to the Lease is in breach or default, and, to the knowledge of the Seller, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Purchaser; and (vii) neither the Seller nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease except for Liens to be discharged at or before Closing and Permitted Liens.
Notwithstanding the foregoing, no representation or warranty is given in this
Section 5.10(b) with respect to the Leases which relate to the properties being sold to the Purchaser pursuant to the Real Property Purchase Agreements.

          (c) Real Property Disclosure.  Except as disclosed on the Owned Real
              ------------------------                              ----------
Property Schedule or the Leases Schedule, there is no Real Property leased or
-----------------        ---------------
owned by the Seller or any of its Subsidiaries used in their businesses.

          (d) No Proceedings.  There are no proceedings in eminent domain or
              --------------
other similar proceedings pending or, to the knowledge of the Seller, threatened, affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or, to the knowledge of the Seller, threatened, relating to the ownership, lease, use, occupancy or operation by the Seller or any of its Subsidiaries of the Real Property.

          (e) Condition and Operation of Improvements.  To the knowledge of the
              ---------------------------------------
Seller all buildings and all components of all buildings, structures and other improvements included within the Real Property (the "Improvements"), including,
                                                     ------------
without limitation, the roofs and structural elements thereof and any heating, ventilation, air conditioning, air pollution emission capture and abatement, plumbing, electrical, mechanical, sewer, waste water and paving and parking equipment systems and facilities included therein, are in working condition and adequate to operate such facilities as currently used and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated. To the knowledge of the Seller there are no structural deficiencies or latent defects affecting any Improvements located upon the Owned Real Property which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated. To the knowledge of the Seller all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges have been fully paid. To the knowledge of the Seller (without investigating title), each

Improvement has direct access to a public street adjoining the Real Property on which such Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Improvement and no existing accessway crosses or encroaches upon any property or property interest not owned by the Seller and being conveyed to the Purchaser. To the knowledge of the Seller (without investigating title), no Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.

          (f) Permits.  To the knowledge of the Seller (without investigating
              -------
title) all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all
                                       ---------------------
governmental authorities having jurisdiction over the Real Property, required to have been issued to the Seller or any of its Subsidiaries to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Seller has delivered complete and correct copies of the Real Property Permits in the possession of the Seller or its Subsidiaries to the Purchaser. To the knowledge of the Seller (without investigating title), neither the Seller nor any of its Subsidiaries has received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the knowledge of the Seller, there is no basis for the issuance of any such notice or the taking of any such action.

          (g) Compliance with Laws.  To its knowledge, neither the Seller nor
              --------------------
any of its Subsidiaries has received any notice of violation or claimed violation of any laws, regulations and ordinances applicable to the Real Property. To the knowledge of the Seller, there is no pending or any anticipated change in any laws, regulations and ordinances applicable to the Real Property that will have or result in a significant adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Property. To the knowledge of the Seller, no current use by the Seller or its Subsidiary of the Real Property is dependent on a nonconforming use status which is not lawfully grandfathered or otherwise permitted or dependent on an approval from a governmental authority which has not been issued, if the absence of the lawful nonconforming use status or absence of the approval would significantly limit the use of the Real Property in the operation of the business of the Seller or any of its Subsidiaries.

           5.11     Taxes.  Except as set forth on the attached "Taxes
                    -----                                        -----
Schedule,"

          (a) the Seller and each of its Subsidiaries has timely filed all Tax Returns which are required to be filed, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with applicable law;

          (b) all Taxes due and payable by the Seller and each of its Subsidiaries, whether or not shown on a Tax Return, have been paid by the Seller or each such Subsidiary and no Taxes are delinquent;

          (c) no deficiency for any amount of Tax which has not been resolved has been asserted or assessed by a taxing authority against the Seller or any of its Subsidiaries, and the Seller has no knowledge that any such assessment or asserted Tax liability shall be made;

          (d) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the knowledge of the Seller, threatened against or with respect to the Seller or any of its Subsidiaries;

          (e) neither the Seller nor the Stockholders reasonably expect any taxing authority to claim or assess any additional Taxes against the Seller or any of its Subsidiaries for any period;

          (f) neither the Seller nor any of its Subsidiaries has (A) waived any statute of limitations, (B) agreed to any extension of the period for assessment or collection or (C) executed or filed any power of attorney, in each case with respect to any Taxes which waiver, agreement or power of attorney is currently in force;

          (g) neither the Seller nor any of its Subsidiaries has been a member of an Affiliated Group (as defined in Section 1504 of the Code), or any similar group defined under local, state or foreign Tax law and neither the Seller nor any of its Subsidiaries has any liability for Taxes of any Person other than the Seller or its Subsidiaries under Treasury Regulations Section 1.1502-6 or any similar provision of local, state or foreign Tax law;

          (h) neither the Seller nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement with any Person and neither the Seller nor any of its Subsidiaries has current or potential contractual obligation to indemnify any other Person with respect to Taxes;

          (i) neither the Seller nor any of its Subsidiaries has any obligation to make any payment that could be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law);

          (j) no claim has ever been made by a taxing authority in a jurisdiction where the Seller or any of its Subsidiaries does not pay Taxes or file Tax Returns that the Seller or any such Subsidiary is or may be subject to Taxes assessed by such jurisdiction;

          (k) the Seller and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

          (l) a valid election to be an S Corporation (as defined in Section 1361 of the Code and any corresponding provision of state, local or foreign law) has been in effect with respect to the Seller at all times since January 1, 1988; and

          (m)  the Taxes Schedule contains a list of states, territories and
                   --------------
jurisdictions (whether foreign or domestic) in which the Seller and each of its Subsidiaries are required to file Tax Returns relating to their respective businesses.

           5.12      Contracts and Commitments.
                    -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the Seller nor
                     ------------------
any of its Subsidiaries is a party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

          (ii) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements not terminable by the Seller at will;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv) contract under which the Seller or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

          (v) agreements with respect to the lending or investing of funds of the Seller, not terminable at will;

          (vi)  material license or royalty agreements;

          (vii) guaranty by the Seller of any obligation, other than endorsements made for collection and other than by assignment of a contract entered into in the Ordinary Course of Business;

          (viii) management, consulting, advertising, marketing, promotion, technical services, advisory or other contract or other similar arrangement relating to the design, marketing, promotion, management or operation of the Business, calling for payments by the Seller in excess of $75,000 annually;

          (ix) outstanding powers of attorney executed on behalf of the Seller, other than designations of agents for service of process and other such arrangements in the Ordinary Course of Business;

          (x) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $75,000 annually;

          (xi) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it, calling for payments to the Seller in excess of $75,000 annually;

          (xii) contract or group of related contracts with the same party continuing over a period of more than six months (6) from the date or dates thereof, not terminable by it on 60 days or less notice without penalties or involving more than $75,000;

          (xiii) any confidentiality agreement or similar arrangement which is material to the Business or which is to be assumed by the Purchaser;

          (xiv) contract which prohibits it from freely engaging in business anywhere in the world; or

          (xv) other unrecorded agreement material to it whether or not entered into in the Ordinary Course of Business.

          (b) Except as disclosed on the Contracts Schedule, (i) no contract or
                                         ------------------
commitment required to be disclosed on the Contracts Schedule has been breached
                                           ------------------
or canceled by the other party and the Seller has no knowledge of any anticipated breach by any other party to any contract set forth on the Contracts
                                                                       ---------
Schedule, (ii) since August 31, 1997, no supplier or material customer has
--------
indicated in writing or orally to the Seller, any of its Subsidiaries or any Stockholder that it shall stop or materially decrease the rate of business done with the Seller or any of its Subsidiaries or that it desires to renegotiate, in any material respect, any contract or current arrangement with the Seller or any of its Subsidiaries, (iii) the Seller and each of its Subsidiaries have performed all the obligations required to be performed by them in connection with the contracts or commitments required to be disclosed on the Contracts
                                                                  ---------
Schedule and are not in default under or in breach of any contract or commitment
--------
required to be disclosed on the Contracts Schedule, and no event has occurred
                                ------------------
which with the passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) neither the Seller nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract set forth on the Contracts Schedule, and
                                                         ------------------
(vi) each such agreement is legal, valid, binding, enforceable and in full force and effect.

          (c) The Seller has provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on the Contracts
                                                                   ---------
Schedule, in each case together with all amendments, waivers or other changes
--------
thereto (all of which are disclosed on the Contracts Schedule).  The Contracts
                                           ------------------        ---------
Schedule contains an accurate and complete description of all material terms of
--------
all oral contracts referred to therein.

           5.13     Proprietary Rights.
                    ------------------

          (a) The attached "Proprietary Rights Schedule" contains a complete and
                            ---------------------------
accurate list of all (a) patented or registered Proprietary Rights owned or used by the Seller or any of its Subsidiaries, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Seller or any of its Subsidiaries, (c) unregistered trade names, internet domain names and corporate names owned or used by the Seller or any of its Subsidiaries and (d) unregistered trademarks, service marks, and computer software (other than "off the shelf" software) owned or used by the Seller or any of its Subsidiaries. The Proprietary Rights Schedule also contains a
                              ---------------------------
complete and accurate list of all licenses and other rights granted by the Seller or any of its

Subsidiaries to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Seller or any of its Subsidiaries with respect to any Proprietary Rights, in each case identifying the subject Proprietary Rights. Except as set forth on the Proprietary Rights
                                                           ------------------
Schedule, the Seller and each of its Subsidiaries own, free of all Liens (except
--------
Permitted Liens), all right, title and interest to, or have the right to use pursuant to a valid written license, all Proprietary Rights necessary for the operation of their businesses as presently conducted and such rights will be owned or made available for use by the Seller and each of its Subsidiaries after the Closing on terms and conditions identical to those under which they owned or used such rights prior to the Closing. Except as set forth on the Proprietary
                                                                  -----------
Rights Schedule, the loss or expiration of any Proprietary Rights or related
---------------
group of Proprietary Rights owned or used by the Seller or any of its Subsidiaries has not had a Material Adverse Effect on the conduct of their businesses and is not pending or, to the knowledge of the Seller, threatened or reasonably foreseeable.

          (b) Except as set forth on the Proprietary Rights Schedule, (i) the
                                         ---------------------------
Seller and each of its Subsidiaries owns and possesses without restriction as to use the Proprietary Rights necessary for the operation of the Seller's and each of its Subsidiaries' businesses as currently conducted; (ii) neither the Seller nor any of its Subsidiaries has received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) to its knowledge neither the Seller nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Seller or its Subsidiaries.

          5.14      Litigation; Proceedings. Except as set forth on the attached
                    -----------------------
"Litigation Schedule," there are no actions, suits, complaints, charges,
 -------------------
proceedings, orders, investigations or claims pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of its Subsidiaries (or to the knowledge of the Seller, pending or threatened against or affecting any of the officers, directors or key employees of the Seller or any of its Subsidiaries with respect to its businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, complaints, charges, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor have there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Seller or any of its Subsidiaries during the past three (3) years; and neither the Seller nor any of its Subsidiaries is subject to any grievance arbitration proceedings under collective bargaining agreements or otherwise or, to the knowledge of the Seller, any governmental investigations or inquiries. Neither the Seller nor any of its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency.

          5.15      Brokerage.  Except as set forth on the "Brokerage Schedule"
                    ---------                               ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, any of its Subsidiaries or any Stockholder.

          5.16      Governmental Licenses and Permits. The "Permits Schedule"
                    ---------------------------------       ----------------
attached hereto contains a complete listing and summary description of all permits, licenses, certificates, approvals and other authorizations of any governmental entity or any department, agency or political subdivision thereof, or other similar rights (collectively, the "Licenses") owned or possessed by the Seller or any of its Subsidiaries or
     --------
used by it in the conduct of its businesses. Except as indicated on the Permits
                                                                        -------
Schedule, the Seller and each of its Subsidiaries own or possess all right,
--------
title and interest in and to all of the Licenses that are necessary to conduct their businesses as presently conducted, including, without limitation, all such Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. To its knowledge the Seller and each of its Subsidiaries are in compliance with the terms and conditions of such Licenses and have received no notices that they are in violation of any of the terms or conditions of such Licenses. The Seller and each of its Subsidiaries have taken all action necessary to maintain such Licenses. No loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof. Except as indicated on the Permits Schedule,
                                                              ----------------
all of the Licenses shall survive the transactions contemplated hereby.

          5.17      Employees.  Except as set forth on the "Employees Schedule"
                    ---------                               ------------------
attached hereto, to the knowledge of the Seller at the time of execution hereof, no key executive employee and no group of employees or independent contractors of the Seller or any of its Subsidiaries planned to terminate his, her or its employment or relationship as an independent contractor with the Seller or any of its Subsidiaries. To its knowledge the Seller and each of its Subsidiaries have complied and remain in compliance with all applicable laws relating to the employment of personnel and labor. Neither the Seller nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has such party experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. To its knowledge neither the Seller nor any of its Subsidiaries has engaged in any unfair labor practice at any time within the past two years. The Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller or any of its Subsidiaries. Neither the Seller nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar
                                                      ----
state or local law or regulation, and no layoffs that could implicate such laws or regulations will have been implemented before Closing without advance notification to the Purchaser.

           5.18     Employee Benefit Matters.
                    ------------------------

          (a) Except as set forth on the "Benefit Plans Schedule" attached
                                          ----------------------
hereto, with respect to current or former employees of the Seller and each of its Subsidiaries, neither the Seller nor any of its Subsidiaries maintains or contributes to or has any actual or, to the knowledge of the Seller, any potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (iii) employee welfare benefit
                                    -----
plans, (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Neither the Seller nor any of its Subsidiaries has ever contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and neither the Seller nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The plans, arrangements, programs and agreements referred to the preceding two sentences are referred to collectively as the "Plans."
                                                                 -----
Neither the Seller nor any of its Subsidiaries maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
                    -----

          (b) To the knowledge of the Seller, (i) the Plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form
                                          ----------------------
and in operation with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof; (ii) all contributions, premiums or payments which are due on or before the Closing Date under each Plan have been paid; (iii) each Plan which is intended to be qualified under section 401(a) of the Code has received from the Internal Revenue Service a favorable determination letter which considers the terms of such Plan as amended; and (iv) the Seller and each of its Subsidiaries have complied with the requirements of COBRA.

          (c) With respect to each Plan set forth on the Benefit Plans Schedule,
                                                         ----------------------
no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Seller nor any Stockholder has knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (d) With respect to each of the Plans listed on the Benefit Plans
                                                              -------------
Schedule, the Stockholders have furnished to the Purchaser true and complete
--------
copies of the plan documents, and all related trust agreements, insurance contracts or other funding agreements which implement such plans.

          (e) The Seller and each of its Subsidiaries has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than routine premium payments ) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Seller or any member of its "controlled group" (within the meaning of Code Section 414) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          5.19      Insurance.  The "Insurance Schedule" attached hereto lists
                    ---------        ------------------
and briefly describes each insurance policy currently maintained by the Seller and each of its Subsidiaries with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and neither the Seller nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Seller nor any of its Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule, neither the Seller nor any of its Subsidiaries has any self-
------------------
insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or co-insurance programs.

          5.20      Affiliate Transactions.  Except as disclosed on the
                    ----------------------
"Affiliated Transactions Schedule" attached hereto, no Insider is a party to any
---------------------------------
agreement, contract, commitment or
transaction with the Seller or any of its Subsidiaries or which is pertaining to the business of the Seller or any of its Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Seller or any of its Subsidiaries.

          5.21      Compliance with Laws.  To its knowledge the Seller and each
                    --------------------
of its Subsidiaries are in compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Seller's and its Subsidiaries' marketing and sales of its products and services) or any owned or leased properties of the Seller or any of its Subsidiaries and to which the Seller or any of its Subsidiaries may be subject, and to its knowledge neither the Seller nor any of its Subsidiaries has received notice alleging any violations of such laws and regulations.

           5.22     Environmental Matters.  Except as set forth on the
                    ---------------------
"Environmental Schedule" attached hereto:
-----------------------

          (a) To its knowledge, the Seller and each of its Subsidiaries are currently in compliance with all Environmental and Safety Requirements, and during the past three years neither the Seller nor any of its Subsidiaries has received any oral or written notice or claim alleging any violation of, or demanding any corrective, investigatory or remedial obligations under, Environmental and Safety Requirements which relate to the Seller or any of its Subsidiaries or any of its properties or facilities.

          (b) Without limiting the generality of the foregoing, the Seller and each of its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their business. A list of all such permits, licenses and other authorizations which are material to the Seller or any of its Subsidiaries is set forth on the Environmental Schedule.
                                                      ----------------------

          (c) To the Seller's knowledge neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Seller or its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) To the Seller's knowledge none of the following exists at any property or facility owned, occupied or operated by the Seller or any of its
Subsidiaries: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition that under present law is required to be removed or further encapsulated; (iii) materials or equipment containing significant concentrations of polychlorinated biphenyls; or (iv) landfills.

          (e) Neither the Seller nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, in a manner so as to give rise to liabilities of the Seller or any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, to the Seller's knowledge no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller or any of its Subsidiaries will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Seller nor any of its Subsidiaries has, either expressly or (to its knowledge) by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) To the knowledge of the Seller (without investigating title), no Environmental Lien has attached to any property owned, leased or operated by the Seller or any of its Subsidiaries.

          5.23        Disclosure.  To its knowledge, no representation by the
                      ----------
Seller in this Agreement, the other Transaction Documents, or any of the schedules, attachments or Exhibits hereto, contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, not misleading.

          5.24      Closing Date.  All of the representations and warranties
                    ------------
contained in this Article V are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Seller or any Stockholder has advised the Purchaser otherwise in writing prior to the Closing.


                                  ARTICLE VI
            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER
            -------------------------------------------------------

          As a material inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller that:

          6.1       Organization and Corporate Power.  The Purchaser is a
                    --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder.

          6.2       Authorization of Transaction.  The execution, delivery and
                    ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms.

          6.3       No Violation.  The Purchaser is not subject to or obligated
                    ------------
under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party.

          6.4       Governmental Authorities and Consents.  The Purchaser is not
                    -------------------------------------
required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.

          6.5       Litigation.  There are no actions, suits, proceedings or
                    ----------
orders pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's performance under this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

          6.6       Available Funds.  The Purchaser has, or will have on the
                    ---------------
Closing Date, sufficient funds available to pay the Cash Portion of the Purchase Price on the Closing Date.

          6.7       Brokerage.  Except for fees owed to James L. Monroe and/or
                    ---------
Monroe & Company, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

          6.8       Closing Date.  All of the representations and warranties
                    ------------
contained in this Article VI are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised the Seller otherwise in writing prior to the Closing.


                                  ARTICLE VII
                                  TERMINATION
                                  -----------

           7.1      Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Closing:

          (a) by mutual written consent of the Seller and the Purchaser;

          (b) by the Seller or the Purchaser (the "terminating party") if there
                                                   -----------------
has been a material misrepresentation or breach on the part of the other Party (the "breaching party") of the representations, warranties or covenants of the
      ---------------
breaching party set forth in this Agreement; provided that if (i) such misrepresentation or breach has not been caused by willful or knowing conduct by the breaching party and (ii) the facts or circumstances underlying such misrepresentation or breach are capable of cure by the breaching party within 10 Business Days of the date on which the breaching party becomes aware of such breach, then the terminating party may not terminate this Agreement pursuant to this Section 7.1(b) unless such breach has not been cured by the breaching party on or before the tenth Business Day after the date on which the breaching party became aware of the breach;

          (c) by the Seller or the Purchaser if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby unless such terminating party's willful or knowing breach of this Agreement has caused the condition to be unsatisfied; or

          (d) by the Seller or the Purchaser if the Closing has not occurred on or prior to March 31, 1998; provided, however, that neither the Purchaser nor the Seller shall be entitled to terminate this Agreement pursuant to this
Section 7.1(d) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          7.2       Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement by either the Seller or the Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Sections 4.1(m), 4.3(c), 9.7 and Article X shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.


                                  ARTICLE VII
                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          8.1       Survival.  Except as expressly set forth in Article V, all
                    --------
representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 8.2(a)(i) or Section 8.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the second anniversary of the
          --------------------------
Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller set forth in Sections 5.11 (Taxes) and 5.18 (Employee Benefits Matters), the Applicable Limitation Date shall be the 60th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax or ERISA statute, regulation or other authority which gave rise to such Loss, (ii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller set forth in Section 5.23 (Environmental), the Applicable Limitation Date shall be the fifth anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller set forth in Section 5.1 (Organization and Corporate Power), Section 5.2 (Authorization of Transactions), Section 5.3 (Capitalization), Section 5.5 (Absence of Conflicts), or Section 5.15 (Brokerage) and with respect to any Loss arising from or related to a breach of the representations and warranties of the Purchaser set forth in Section 6.1 (Organization and Corporate Power), 6.2 (Authorization of Transactions), 6.3 (No Violation) or 6.6 (Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).

          8.2       Indemnification.  In order to induce the Purchaser to enter
                    ---------------
into this Agreement and consummate the transactions contemplated herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Stockholders hereby agree to the covenants and agreements set forth in this Section 8.2:

          (a) The Seller and the Stockholders shall jointly and severally indemnify the Purchaser and each of its successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and against and pay
     -----------------
on behalf of or reimburse such Purchaser Parties in respect of the entirety of any Losses the Purchaser Parties suffer, sustain or become subject to, through and after the date of the claim for indemnification resulting from, or arising out of:

          (i) the breach of any representation or warranty made by the Seller contained in this Agreement or any certificate delivered by the Seller to the Purchaser with respect thereto in connection with the Closing;

          (ii) the breach of any covenant or agreement made by the Seller or any Stockholder contained in this Agreement or any certificate delivered by the Seller or any Stockholder to the Purchaser with respect thereto in connection with the Closing; or

          (iii)  any Excluded Liabilities.

The Purchaser's remedy for any indemnification of Losses hereunder may be satisfied by proceeding against the Seller or one or more Stockholders individually for all or any portion of any such Loss, provided that no Stockholder shall be liable hereunder for more than twice his or her pro rata share (based on such Stockholder's proportionate ownership set forth on the Schedule of Stockholders) of such Loss.

          (b) The indemnification provided for in Section 8.2(a)(i) above is subject to the following limitations:

          (i) The Seller and the Stockholders will be liable to the Purchaser Parties with respect to claims referred to in Section 8.2(a)(i) only if the Purchaser gives the Seller written notice thereof within the Applicable Limitation Date;

          (ii) The Seller and the Stockholders will be liable to the Purchaser Parties for Losses arising with respect to claims referred to in Section 8.2(a)(i) only if and to the extent that the aggregate Losses resulting to the Purchaser Parties exceed the Basket. The "Basket" shall be equal to
                                                    ------
     $250,000; and

          (iii) The aggregate amount of all payments made by the Seller and the Stockholders in satisfaction of claims for indemnification pursuant to
     Section 8.2(a)(i) shall not exceed the Cap.  The "Cap" shall be (i)
                                                       ---
     $27,500,000 for claims made within 120 days after the Closing Date, (ii) $20,000,000 for claims made after 120 days after the Closing Date and on or before March 30, 1999, (iii) $12,000,000 for claims made after March 30, 1999 on or before March 30, 2000, and (iv) $4,000,000 for claims made after March 30, 2000. A claim shall be deemed made on the date the Indemnified Party gives written notice thereof to the Indemnifying Party in accordance with this Section 8.2.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser delivers written notice of a claim to the Seller no later than the Applicable Limitation Date, the Seller and the Stockholders shall be required to indemnify the Purchaser Parties for all Losses (subject to the Basket and the Cap) which the Purchaser Parties incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (c) The Purchaser shall indemnify the Seller and the Stockholders and hold each Stockholder, the Seller and their successors and assigns (collectively, the "Seller Parties") and hold each of them harmless from and
                    --------------
against and pay on behalf of or reimburse such Seller Parties in respect of the entirety of any Losses the Seller Parties suffer, sustain or become subject to, through and after the date of the claim for indemnification resulting from, or arising out of:

          (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement or any certificate delivered by the Purchaser to the Seller with respect thereto in connection with the Closing;

          (ii) the breach of any covenant or agreement made by the Purchaser contained in this Agreement or any certificate delivered by the Purchaser to the Seller or any Stockholder with respect thereto in connection with the Closing; or

          (iii)  any Assumed Liabilities.

          (d) The indemnification provided for in Section 8.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 8.2(c)(i) only if the Seller gives the Purchaser written notice thereof within the Applicable Limitation Date;

          (ii) The Purchaser will be liable to the Seller Parties for Losses arising with respect to claims referred to in Section 8.2(c)(i) only if and to the extent the aggregate Losses resulting to the Seller Parties from all such claims exceed the Basket; and

          (iii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 8.2(c)(i) shall not exceed the Cap.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Seller delivers written notice of a claim to the Purchaser no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (subject to the Basket and the Cap) which the Seller Parties incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (e) If a party hereto seeks indemnification under this Article VIII, such party (the "Indemnified Party") shall promptly give written notice to the
                 -----------------
other party (the "Indemnifying Party") after receiving written notice of any
                  ------------------
action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing in reasonable detail the claim (given the information then known by the Indemnified Party), the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article VIII, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first:

          (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim, and

          (ii) unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification, and

          (iii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) a substantial conflict of interest has arisen between the Indemnifying Party and the Indemnified Party in the defense of such claim.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim.

          (g) Amounts paid to or on behalf of the Seller or the Purchaser as indemnification shall be treated as adjustments to the Purchase Price.

          (h) Except for the rights and remedies set forth in Sections 9.5 and 9.10(e), the rights and remedies set forth in this Section 8.2 shall be the only rights and remedies available to the Purchaser, the Seller or the Stockholders with regard to any breach by the other party of any representation or warranty contained in this Agreement or any certificate delivered by such other party with respect thereto in connection with the closing.


                                  ARTICLE IX
                             ADDITIONAL AGREEMENTS
                             ---------------------

          9.1       Continuing Assistance.  Subsequent to the Closing, the
                    ---------------------
Seller and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

           9.2      Tax Matters.
                    -----------

          (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid when due by the Party which is primarily liable for such Taxes in accordance with applicable law, and such Party shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the other Party shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) All real property taxes, personal property taxes, ad valorem
                                                                -- -------
obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Acquired Assets, other than conveyance taxes provided for in
Section 9.2(a), for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the Seller and the Purchaser as of the Closing Date based on the number of days of such taxable period included in the pre-Closing Tax period and the number of days of such taxable period included in the post-Closing period. The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the pre-Closing Tax period. Within 90 days after the Closing, the Seller and the Purchaser shall present a reimbursement to which each is entitled under this Section 9.2(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, the Seller shall notify the Purchaser upon receipt of any bill for real or personal property taxes relating to the Acquired Assets, part or all of which are attributable to the post-Closing Tax period, and shall promptly deliver such bill to the Purchaser who shall pay the same to the appropriate taxing authority, provided that if such bill covers the pre-Closing Tax period, the Seller shall also remit prior to the due date of assessment to the Purchaser payment for the proportionate amount of such bill that is attributable to the pre-Closing Tax period. In the event that either the Seller or the Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section 9.2(b), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 9.2(b) and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

          9.3       Press Releases and Announcements.  Prior to the Closing
                    --------------------------------
Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Seller shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Seller and the Purchaser). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Business shall be issued without the Purchaser's consent (which shall not be unreasonably withheld), except for any public disclosure which the Seller in good faith believes is required by law or regulation. Furthermore, after the Closing Date no press releases related to this Agreement and the transactions contemplated herein which discloses the Purchase Price shall be issued without the

Seller's consent (which consent shall not be unreasonably withheld), except for any public disclosure which the Purchaser in good faith believes is required by law or regulation.

          9.4       Further Transfers.  The Seller shall execute and deliver
                    -----------------
such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Assets and any other transactions contemplated hereby.

          9.5       Specific Performance.  The Seller acknowledges that the
                    --------------------
Seller's Business is unique and recognizes and affirms that in the event of a breach of this Agreement by the Seller, money damages may be inadequate and the Purchaser may have no adequate remedy at law. Accordingly, the Seller agrees that the Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          9.6       Transition Assistance.  The Seller shall not in any manner
                    ---------------------
take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Purchaser after the date of this Agreement as were maintained with the Seller prior to the date of this Agreement.

          9.7       Expenses.  Except as otherwise provided herein, the Seller
                    --------
and the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of the this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

          9.8       Exclusivity.  Until this Agreement is terminated by its
                    -----------
terms, the Seller shall not (and the Seller shall not cause or permit any Insider or agent or any other Person acting on behalf of any Stockholder, the Seller, or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any
(i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving the Seller or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Seller agrees that it will discontinue immediately any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Seller shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          9.9       Books and Records.  Unless otherwise consented to in writing
                    -----------------
by the Seller or the Purchaser (as the case may be), the Purchaser and the Seller will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Seller acquired by the Purchaser hereunder or retained by the Seller without first offering to surrender to the Seller or the Purchaser such books and records or any portion thereof of which the Seller or the Purchaser may intend to destroy, alter or dispose. The Purchaser and the Seller will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request for during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

          9.1       NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.   In
                    ---------------------------------------------------
order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholders hereby agree to the covenants and agreements set forth in this Section 9.10:

          (a) Noncompetition.  In consideration of the mutual covenants provided
              --------------
for herein to the Seller at the Closing, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompete Period"), except as set forth on the "Permitted Noncompete Exception
------------------                                ------------------------------
Schedule" attached hereto, none of the Seller nor any of the Stockholders shall
--------
engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that the Seller conducts as of the Closing Date in any geographic area in which the Seller conducts its business as of the Closing Date, except as expressly permitted under any employment agreement with the Purchaser executed at the Closing as contemplated hereunder; provided that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. The Parties agree that the covenant set forth in this Section 9.10 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.10(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (b) Nonsolicitation.  The Seller and each Stockholder agrees that,
              ---------------
during the Noncompete Period, the Seller or such Stockholder (i) shall not, and shall use its or his best efforts, as applicable, not to permit the Seller's or such Stockholder's affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person (A) employed by the Seller at any time prior to the Closing Date or (B) employed by the Purchaser during the Noncompete Period, without the prior written consent of the Purchaser and (ii) shall not induce or attempt to induce any customer or other business relation of the Seller into any business relationship which might materially harm the Purchaser or the Seller. The term "indirectly" as used in this Section 9.10 is intended to mean any acts
 ----------
authorized or directed by or on behalf of the Seller, any Stockholder or any person controlled by the Seller or any Stockholder.

          (c) Confidentiality.  The Seller and each Stockholder shall treat and
              ---------------
hold as confidential all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in its or his possession, as applicable, or under its or his control, as applicable. In the event that the Seller or any Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller or such Stockholder shall notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 9.10(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or any Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or such Stockholder may disclose the Confidential Information to the tribunal; provided that such disclosing Stockholder or the Seller shall use his or its best efforts, as applicable, to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (d) Trade Names.  Neither the Seller nor any Stockholder shall use or
              -----------
permit any of his or its affiliates to use the "Cormier Equipment Corporation" name or any name confusingly similar thereto in any manner anywhere in the world after Closing.

          (e) Remedy for Breach.  The Seller and each Stockholder acknowledge
              -----------------
and agree that in the event of a breach by the Seller or any Stockholder of any of the provisions of this Section 9.10, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Purchaser and/or its respective successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction at the Purchaser's own cost and expense for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

           9.11     EMPLOYEES.
                    ---------

          (a) The Seller has provided the Purchaser with a true, correct and complete list of all of the Seller's employees indicating the rate of pay of each such employee during the 12 months preceding the date hereof and the status of each such employee as active, on leave, full-time, part-time or otherwise.

          (b) Except for the employees set forth on the "Excluded Employees
                                                         ------------------
Schedule" attached hereto (the "Excluded Employees"), the Purchaser will offer
--------                        ------------------
at-will employment to all active full-time employees of the Seller as of the Closing Date (the "Continuing Employees") on terms and conditions which, in the
                   --------------------
aggregate, are substantially equivalent to those applicable to such persons' terms and conditions of employment with the Seller immediately prior to the Closing Date. The Purchaser will ensure that the Purchaser's employee benefit plans treat employment with the Seller prior to the Closing Date the same as employment with the Purchaser from and after the

Closing Date for purposes of eligibility and vesting. Nothing in this Section
9.11 shall obligate the Purchaser to continue to employ any Continuing Employee for any period of time.

          (c) Except to the extent any of the following are Assumed Liabilities taken into account as a deduction in calculating the Net Asset Value, the Seller will be responsible for and shall pay to the Seller's employees or to respective insurance companies (i) all amounts of wages, bonuses and other renumeration (including, without limitation, discretionary benefits and bonuses) payable to such employees with respect to the period ending on the day prior to the Closing Date, (ii) any workers' compensation claims, amounts payable with respect to Plans maintained by the Seller and other amounts payable on an ongoing basis to such employees in connection with events or incidents occurring prior to the Closing Date, except to the extent that such amounts are paid under insurance,
(iii) amounts equal to the vacation pay, sick leave pay and floating holiday pay earned or accrued by such employees as of the close of business on the Closing Date, whether or not such pay is vested or has been accrued on the books of the Seller at such close of business, based upon the remuneration of such employees, normally used in computing such vacation pay, sick leave pay and floating holiday pay and (iv) all severance payments, if any, due to such employees as a result of the termination of their employment with the Seller. The Seller shall also be responsible for and shall pay any related payroll burden (including, without limitation, FICA and other employment taxes) with respect to payments made under this Section 9.11(c) except to the extent such payroll burden is an Assumed Liability taken into account as a deduction in calculating the Net Asset Value.

          9.12      Seller's Name Change.  As soon as practicable after the
                    --------------------
Closing, the Seller will change its corporate name to a name which is not (and which is not confusingly similar to) "Cormier Equipment Corporation." it being the intent of the Parties that from and after the Closing the Purchaser will have the sole right as against the Seller and all other Persons to conduct business under such name and that the Purchaser will commence doing so at the time of the Closing.

          9.13      Allocation of Purchase Price.  The allocation ("Allocation")
                    ----------------------------                    ----------
of the Purchase Price among the Acquired Assets shall be made as set forth on the "Purchase Price Allocation Schedule" attached hereto. The Allocation shall
     ----------------------------------
be determined jointly by the Purchaser and the Seller reasonably and in good faith, and such Allocation shall be used by the Parties in preparing (a) Form 8594, Asset Acquisition Statement, for each of the Purchaser and the Seller, and
(b) all Tax Returns. Each of the Purchaser and the Seller shall file Form 8594, prepared in accordance with this Section, with its federal income Tax Return for its Tax period including the Closing Date.

          9.14      Third Party Consents.  Notwithstanding anything to the
                    --------------------
contrary contained in this Agreement, this Agreement shall not constitute an agreement to transfer, sell or otherwise assign any instrument, contract, lease, license, permit or other agreement or arrangement which is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement (collectively, the "Unassigned Contracts"). The beneficial interest
                              --------------------
in and to each Unassigned Contract shall in any event pass to the Purchaser at the Closing; and the Seller covenants and agrees to cooperate with the Purchaser in any lawful and economically feasible arrangement to provide the Purchaser with the Seller's entire interest in the benefits under each of the Unassigned Contracts. If and only if the Purchaser receives the economic benefits under an Unassigned Contract, the Purchaser agrees to accept the burdens and perform the obligations under such Unassigned Contract as subcontractor of the Seller. Furthermore, if the other party(ies) to an Unassigned

Contract subsequently consent to the assignment of such contract to the Purchaser (without modification thereto which is adverse to the Purchaser), the Purchaser shall thereupon agree to assume and perform all liabilities and obligations arising thereunder after the date of such consent, at which time such Unassigned Contract shall be deemed an Acquired Asset. The Seller agrees to indemnify the Purchaser and hold it harmless against any Losses which the Purchaser may suffer, sustain or become subject to, as a result of any claims by any party to any of the Unassigned Contracts for breach of contract in connection with the consummation of the transactions contemplated by this Agreement.

          9.15      Bulk Sales Law.  Except as to any Assumed Liabilities, the
                    --------------
Seller will bear any loss, liability, obligation or cost suffered by the Seller or the Purchaser as a result of the Parties' noncompliance with any provision of any bulk sales law which is applicable to the transfer of the Acquired Assets pursuant to this Agreement.


                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

          10.1      Amendment and Waiver.  This Agreement may be amended and any
                    --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Seller. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          10.2      Notices.  All notices, demands and other communications
                    -------
given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to the Seller and the Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notices to the Seller:                  with a copy to:
---------------------                   --------------
                                        Verrill & Dana
Cormier Equipment Corporation           One Portland Square, P.O. Box 586
Kennedy Memorial Drive                  Portland, ME  04112-0586
Oakland, ME 0493                        Attention: Peter B. Webster, Esq.
Attention: Joseph Y. Cormier            Telecopy: (207) 774-7499
Telecopy: (207) 465-2351

Notices to the Purchaser:               with a copy to:
------------------------                --------------

NES Acquisition Corp.                   Kirkland & Ellis
c/o National Equipment Services, Inc.   200 East Randolph Drive
1800 Sherman Avenue, Suite 100          Chicago, IL  60601
Evanston, IL  60201                     Attention: Sanford E. Perl, Esq.
Attention:  Kevin Rodgers               Telecopy:  (312) 861-2200
Telecopy:  (847) 733-1078

          10.3      Binding Agreement; Assignment.  This Agreement and all of
                    -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Seller without the prior written consent of the Purchaser or by the Purchaser (except as otherwise provided in this Agreement) without the prior written consent of the Seller; provided further that:

          (a) the Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates;

          (b) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser or any of its Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and

          (c) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Purchaser or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

In the event of any assignment by the Purchaser pursuant to this Section 10.3, the Purchaser shall nonetheless remain primarily liable to the Seller with respect to its obligations hereunder.

          10.4      Severability.  Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          10.5      Construction.  The language used in this Agreement shall be
                    ------------
deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any person. Section 2.1(c) contains an exhaustive description of the liabilities and obligations of the Seller being assumed by the Purchaser in connection with the transactions contemplated by this Agreement, and therefore the qualification or modification of any representation or warranty or the disclosure of any liability or obligation by the Seller to the Purchaser (whether in any representation or warranty, any schedule hereto or otherwise) in and of itself shall not constitute an assumption of such liability or obligation by the Purchaser. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. Unless the content otherwise requires, if any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter which the breaching party has not also breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

          10.6      Captions.  The captions used in this Agreement are for
                    --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          10.7      Entire Agreement.  This Agreement and the documents referred
                    ----------------
to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          10.8      Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          10.9      Governing Law.  All questions concerning the construction,
                    -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          10.10     Parties in Interest.  Nothing in this Agreement, express or
                    -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                 *          *          *          *          *

  IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first written above.


                              NES ACQUISITION CORP.


                              By:   /s/ Paul Ingersoll
                                    -----------------------------------------

                              Name:     Paul Ingersoll
                                    -----------------------------------------

                              Its:      Vice President
                                    -----------------------------------------



                              CORMIER EQUIPMENT CORPORATION


                              By:   /s/ Joseph Y. Cormier
                                    -----------------------------------------

                              Name:     Joseph Y. Cormier
                                    -----------------------------------------

                              Its:      President
                                    -----------------------------------------


For purposes of Sections 8.2 and 9.10 only, intending to be legally bound:



/s/ Joseph Y. Cormier                    /s/ Darrell W. Whittemore
---------------------------------        ---------------------------------
Name:                                    Name:


/s/ Roger E. Jarvais                     /s/ Phillip G. James
---------------------------------        ---------------------------------
Name:                                    Name:


/s/ Paul E. DeLorme                      /s/ J. Scott Searway
---------------------------------        ---------------------------------
Name:                                    Name:


/s/ Robert W. Poland                     /s/ Jay L. Conway
---------------------------------        ---------------------------------
Name:                                    Name:


/s/ Terrance Berdis
---------------------------------        ---------------------------------
Name:                                    Name: